UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                       Submission of Matters to a Vote of Security Holders.

Tenax Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 16, 2016 (the “Annual Meeting”). The stockholders considered the three proposals described below, each of which is described in more detail in the Company’s definitive proxy statement dated April 26, 2016. As of April 18, 2016, the record date for the Annual Meeting, there were 28,119,771 shares of common stock issued, outstanding and entitled to vote. At the Annual Meeting, 19,350,883 shares of common stock were represented in person or by proxy, constituting a quorum. The final number of votes cast for and against, as well as the number of abstentions and broker non-votes, with respect to each proposal are set forth below.

Proposal 1: To elect the seven director nominees to the Company’s Board of Directors to serve until the sooner of the election and qualification of their successors or the next Annual Meeting of the Company’s Stockholders. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Ronald R. Blanck, DO	12,630,869	537,179	6,182,835
Anthony DiTonno	11,908,922	1,259,126	6,182,835
John P. Kelley	13,116,488	51,560	6,182,835
James Mitchum	12,630,870	537,178	6,182,835
Gregory Pepin	10,943,980	2,224,068	6,182,835
Gerald T. Proehl	12,396,277	771,771	6,182,835
Chris A. Rallis	12,629,331	538,717	6,182,835

All director nominees were duly elected.

Proposal 2: To approve the Tenax Therapeutics, Inc. 2016 Stock Incentive Plan. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
11,656,352	1,495,162	16,534	6,182,835

Proposal 2 was approved.

Proposal 3: To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes were cast as follows:
For	Against	Abstain
19,077,340	68,805	204,738

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2016	Tenax Therapeutics, Inc.

By: /s/ John Kelley
John Kelley
Chief Executive Officer